Transition and General Release Agreement
October 3, 2025

Dear Amir:
This Transition and General Release Agreement (the “Agreement”) sets forth the agreement between you and Blend Labs, Inc. and any and all of its subsidiaries (collectively, the “Company”) regarding your employment and the cessation of your employment with the Company. In consideration of the mutual covenants and promises contained in this Agreement, you and the Company hereby agree as follows:
1.Employment End Date; Status as Strategic Advisor.  Your at-will employment with the
Company will end on October 3, 2025 (the “Employment End Date”). You will receive payment for all final wages earned by you through the Employment End Date, regardless of whether you execute this Agreement. You cannot sign this Agreement before the Employment End Date and it will not be effective or valid if it is signed before that date.
Effective as of the Employment End Date and through January 1, 2026 (unless earlier terminated for “Cause”, as defined below), and subject to you executing and not revoking this Agreement on or after the Employment End Date in accordance with its terms, you shall be deemed to be a
“Strategic Advisor” to the Head of Blend and the Company; during this period, you shall not be an employee.  While you are acting as a Strategic Advisor, you shall be permitted to work at another company so long as it does not pose any conflict of interests. As a Strategic Advisor, you agree to make yourself available on a limited basis, as reasonably requested, to provide information and assist in the transition of your former responsibilities.  You further agree to provide context and background to your successor and the Head of Blend, as reasonably requested, in connection with such transition of your former responsibilities.
During the period between the Employment End Date and January 1, 2026, the Company shall have the right to terminate your status as a Strategic Advisor for Cause, subject to the provisions of this Agreement.  As used herein, “Cause” means: (i) your conviction of, or plea of “guilty” or
“no contest” to, a felony under the laws of the United States or any State thereof; (ii) your unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (iii) your material breach of any written agreement between you and the Company; (iv) your engaging in any tortious conduct (including, without limitation, intentional interference with contractual relations, conversion, and/or intentional or negligent misrepresentation) that causes material harm to the Company; (v) your gross negligence or willful misconduct that causes material harm to the Company; or (vi) your failure to participate in good faith with any actual or threatened litigation or governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation; provided that any action, failure, breach or misconduct described in clauses (iii) and through (v) will constitute Cause only if such action, failure, breach or misconduct continues after the Company has provided you with written notice and fifteen (15) days to cure the same if such action, failure, breach or misconduct is curable, in the Company’s sole judgment and discretion, which shall not be unreasonable.
2.Consideration.  You understand and acknowledge that you are not entitled to separation pay or the other consideration set forth herein pursuant to Company policy, by contract, or otherwise unless you execute this Agreement on or after the Employment End Date and do not revoke this
Agreement. In exchange for your execution of this Agreement and release of claims and other promises in this Agreement, and unless you timely revoke this Agreement pursuant to Paragraph 8 below, the Company will pay you: (a) separation payments in gross amounts equivalent to your regular base salary from the Employment End Date through January 1, 2026 (or, if earlier, the date your services as a Strategic Advisor to the Company terminate in accordance with this
Agreement), less all applicable payroll deductions and withholdings (the “Transition Pay” and each payment a “Transition Payment”); and (b) if you elect benefits continuation pursuant to the
Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), benefits separation payments representing Company-paid COBRA premiums for you and your covered dependents from the Employment End Date through January 1, 2026 (or, if earlier, the date your services as a
Strategic Advisor to the Company terminate in accordance with this Agreement) (the “COBRA
Pay” and each payment a “COBRA Payment”). The Transition Pay and COBRA Pay will be made in equal installments on the Company’s normal pay dates beginning on the first Company pay date after the Effective Date; provided that the initial Transition Payment and the initial COBRA
Payment shall include amounts due between the Employment End Date and the date the applicable initial payment is made. Through January 1, 2026, the total Transition Pay is $110,769.23, less applicable deductions and withholdings, and the total COBRA Pay is $5,653.30, less applicable deductions and withholdings. You acknowledge that each of the Transition Pay and COBRA Pay exceeds any earned wages or anything else of value otherwise owed by the Company to you.
In addition, in exchange for your execution of this Agreement and release of claims and other promises in this Agreement, and unless you timely revoke this Agreement pursuant to Paragraph 8 below, the Company will permit your outstanding equity awards with respect to the Company’s
Class A common stock to continue to vest in accordance with their existing schedules through
January 1, 2026, subject to and conditioned upon your continuous service as a Strategic Advisor to the Company through the applicable vesting dates, and except as provided in Paragraph 13 below.
Your outstanding equity awards will remain subject to the terms and conditions of the Company’s equity plan, the applicable award agreements and any other requirements provided to you in connection with the granting of such equity awards, except as may be amended by the terms of this Agreement (the “Equity Documents”). For the avoidance of doubt, and except as provided in
Paragraph 13 below: (a) you will not be eligible for any new or additional equity awards, and no acceleration or other modification of your existing equity awards is provided under this
Agreement; (b) if your Strategic Advisor status terminates for any reason prior to a scheduled vesting date, all then-unvested portions of your equity awards will be immediately forfeited and canceled without consideration, and you will have no further rights with respect to such awards;
and (c) any portions of your equity awards that remain unvested as of January 1, 2026 (or, if earlier, your last date of service with the Company) will be automatically forfeited and canceled without consideration as of that date, and you will have no further rights with respect to such awards.
3.Acknowledgments. By accepting any of the consideration described in Paragraph 2, you understand and acknowledge: (a) you are receiving the consideration because you have entered into this Agreement with the Company and would not otherwise be entitled to receive it; (b) your signing of and your agreement to this Agreement is knowing and voluntary and that you have not been coerced or threatened; (c) you have been paid through the Employment End Date all wages, bonuses and other forms of compensation due to you for work performed for the Company up to and including the Employment End Date; (d) except as otherwise provided in this Agreement, you are not entitled to receive compensation or benefits of any kind from the Company on or after the
Employment End Date; (e) you have not suffered or incurred any workplace injury in the course of your employment with the Company on or before the Employment End Date, other than any injury that was the subject of an injury report or workers’ compensation claim on or before to the
Employment End Date; and (f) the Company has properly provided you with leave for your or your family members’ health conditions or military service and has not taken any adverse action against you as a result of you requesting or taking any such leave.
4.Release of All Claims.  In consideration for receiving any of the consideration    described in
Paragraph 2, to the fullest extent permitted by law, you and your heirs, executors, administrators, beneficiaries, successors, assignees, immediate family members, and any other person or entity who could now or hereafter assert a claim in your name or on your behalf waive, release, and forever discharge the Company and its predecessors, successors or past or present parent companies, affiliates, subsidiaries, stockholders, investors, directors, officers, former or current employees, consultants, partners, trustees, attorneys, agents, assigns, insurers, divisions, and employee benefit plans (collectively, the “Released Parties”) from any and all liabilities, claims, wages, agreements, obligations, demands, causes of action, attorneys’ fees, expenses and/or any other type of relief of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising out of or in any way connected with your employment with the Company, the termination of your employment, and/or any other transactions, occurrences, practices, conduct, acts or omissions, known or unknown, suspected or unsuspected, resulting from any actual or alleged act or omission by or on the part of the Released Parties, or any of them, committed or omitted up to and including the date you execute this Agreement (collectively, the “Claims”).
Without in any way limiting the generality of the foregoing, the Claims which you are waiving and releasing in this Agreement include, but are not limited to: (i) any claim or violation under federal, state, or local law, Constitution, statute, regulation, ordinance and/or common law that may apply in the context your employment with the Company, including for alleged discrimination, harassment, failure to accommodate, or retaliation, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Americans With Disabilities Act, the Equal Pay Act, the Genetic
Information Nondiscrimination Act, the Age Discrimination in Employment Act (“ADEA”), the
Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the False
Claims Act, the Sarbanes-Oxley Act of 2002, the federal and California Worker Adjustment and
Retraining Notification Acts, the California Government Code (including, without limitation, the
California Fair Employment and Housing Act), the California Civil Code, the California Labor
Code, and the California Business & Professions Code, any amendments to the foregoing, or any other federal, state, or local statute or common law which forbids discrimination, harassment, or retaliation in any aspect of employment; (ii) any claim of negligence, breach of an express or implied contract, violation of public policy, wrongful discharge, conspiracy, fraud, intentional or negligent infliction of emotional distress, mental or physical injury, or defamation; (iii) any claim for benefits under any of the Company’s employee benefits plans; and (iv) any claim for reinstatement, restitution, equitable relief, or damages of any kind whatsoever.
The scope of what you release in this Agreement includes, but is not limited to, a full general release of any and all Claims or potential Claims that you may have against the Company and/or against any of the other Released Parties, for any and all injunctive relief, declaratory relief, physical injury, personal injury, and injury of any and all other kinds, and/or any and all other kinds of alleged damages, or other monetary obligation, or obligation of any other sort, including but not limited to, any and all compensatory damages, emotional distress damages, punitive damages, costs, attorneys’ fees, and any and all other kinds of damages that are based in whole or in part on any act or omission occurring on or before the date you sign this Agreement.
However, execution of this Agreement does not bar any claim that arises after the date that you execute this Agreement, including (without limitation) a claim for breach of this Agreement and, if applicable, any claims relating to any extension of the post-termination exercise period applicable to your vested options. This release of claims also does not affect your vested rights in and to any benefit plan to which you may be entitled upon your separation, any rights under the COBRA, claims for or rights to indemnification or insurance under any directors and officers insurance policy or pursuant to California Labor Code section 2802, and/or any claims that may not be waived or released as a matter of law.
5.Waiver of Unknown Claims. You acknowledge that you have read section 1542 of the Civil
Code of the State of California (“Section 1542”) that provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR
RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR
AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER,
WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE
DEBTOR OR RELEASED PARTY.

By signing this Agreement, you are waiving any right or benefit that you have or may have under
Section 1542 and under any similar law of any other jurisdiction, or any common law principles of similar effect, to the full extent that you may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. You acknowledge that you or your representatives may hereafter discover claims or facts in addition to or different from those that you now know or believe to exist with respect to the subject matter of this Agreement, but that it is your intention in executing this Agreement and in receiving any of the consideration set forth herein to fully, finally and forever settle and release all of the matters released herein. In furtherance of this intention, the release herein granted shall be and remain in effect notwithstanding the discovery of any such additional or different claim or facts.
6.Reserved Rights.  Nothing in this Agreement shall be construed to waive any right provided by law that is not subject to waiver by private agreement, including (a) claims for worker’s compensation or unemployment benefits; (b) for vested rights under ERISA-covered employee benefit plans as applicable on the date you sign this Agreement; (c) that may arise after you sign this Agreement; or (d) for reimbursement of expenses under the Company's reimbursement or directors and officers insurance policies. In addition, nothing in this Agreement shall be construed to prohibit, prevent, or limit you from: (i) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful; (ii) filing an administrative charge, complaint, report, or concern with, or participating in any investigation conducted by, a governmental agency, self-regulatory agency, or legislature, including the U.S. Department of Labor, the National Labor Relations Board, the
Occupational Safety and Health Administration, the U.S. Equal Employment Opportunity
Commission, the U.S. Securities and Exchange Commission (“SEC”), the Commodity Futures
Trading Commission (“CFTC”), the California Civil Rights Department, the California Labor
Commissioner, and/or any other federal, state or local government agency (“Government
Agencies”); (iii) filing, testifying or participating in or otherwise assisting in a proceeding relating to, or reporting, an alleged violation of any federal, state or municipal law relating to fraud or any rule or regulation of the SEC, the CFTC or any self-regulatory organization, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation; or (iv) filing or disclosing any facts necessary to receive unemployment insurance,
Medicaid, or other public benefits to which you may be entitled.  In addition, nothing in this

Agreement shall be construed to prevent you from disclosing information when compelled to do so by process of law or legal process, but you shall give the Company prompt and reasonable notice of any legal process or court order served upon you calling for the disclosure of confidential, privileged, or trade secret information of the Company or any of the Released Parties, so as to afford the Company the opportunity to take legal steps to protect against the unnecessary disclosure of such information.  The Company’s prior authorization shall not be required to make any reports or disclosures to Government Agencies under this Paragraph 6 and you are not required to notify the Company that you have made such reports or disclosures to any Government
Agencies.  Nevertheless, you acknowledge and agree that by virtue of the releases set forth in this
Agreement above, you have waived any right to any relief otherwise potentially available to you
(including without limitation, monetary damages, equitable relief and/or reinstatement) under any of the claims and/or causes of action waived in this Agreement.  Therefore, except as set forth herein, you agree that you will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any
Government Agency) with respect to any claim or right waived in this Agreement.  This
Agreement does not, however, waive or release your right (if any) to receive a monetary award from the SEC for information provided to the SEC.  Notwithstanding the confidentiality and non-
disclosure obligations in this Agreement  and otherwise, you understand that as provided by the
Federal Defend Trade Secrets Act, you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
7.No Admission.  Nothing contained herein shall be construed as an admission or evidence of wrongdoing, violation of any federal, state, or local law, or violation of any Company policy or procedure by either you or the Company or any of its divisions, affiliates or any of their respective officers, directors, or employees.
8.Consideration and Revocation Period and Effective Date.  You acknowledge that you are executing this Agreement voluntarily and without any duress or undue influence with the full intent of releasing all claims as provided herein.  You further acknowledge and agree that, among the matters waived and released by you in this Agreement are any and all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq.
(the “ADEA”), which have arisen on or before the date you sign this Agreement. Because the
ADEA contains special provisions affecting the release of ADEA claims, you also expressly acknowledge and agree that you:
a.are and have been given a full twenty-one (21) days (the “Consideration Period”) within which to consider this Agreement before executing it, that no changes to this Agreement, whether material or immaterial, shall restart the Consideration Period, and that if you sign this Agreement in fewer than 21-days you freely and voluntarily waive the remainder of the Consideration Period;
b.have carefully read and fully understand all of the provisions of this Agreement, including the releases contained in this Agreement;
c.have been and are advised by the Company to consult with an attorney prior to deciding whether to accept this Agreement and have had the opportunity to do so;
d.will, in exchange for signing this Agreement and not revoking it, receive consideration
(i.e., something of value beyond that which you are already entitled to receive before signing this Agreement);
e.are fully aware of the legal and binding effect of this Agreement;
f.understand that rights or claims under the ADEA and the Older Workers Benefit
Protection Act that may arise after the date this Agreement is executed by you are not waived; and
g.have a full seven (7) days following your execution of this Agreement to revoke this
Agreement (the “Revocation Period”) by so informing the Company in writing within seven (7) days from the date you execute this Agreement, and you have been advised that the Agreement shall not become effective or enforceable until the Revocation Period has expired. In order to revoke this Agreement, you must email peopleopshelp@blend.com an express written revocation, no later than 11:59 p.m. PT on the last day of the
Revocation Period.

This Agreement, including the release(s) contained herein, shall become effective and enforceable on the day following the end of the Revocation Period (the “Effective Date”). However, this
Agreement shall not become effective, and the Company shall have no obligation to perform under this Agreement, if you timely revoke the Agreement pursuant to this Paragraph.
9.Other Agreements. At all times in the future, you will remain bound by your Proprietary
Information and Inventions Agreement (“PIIA”) with the Company dated on or around January
10, 2023, incorporated herein by reference. Except for your PIIA, the Equity Documents, and/or as otherwise expressly provided in this Agreement, this Agreement renders null and void all prior agreements between you and the Company and constitutes the entire agreement between you and the Company regarding the subject matter of this Agreement.  This Agreement may be modified only by a written document signed by you and the Chief Executive Officer of the Company.  You
represent that you have not relied upon any representations or statements in entering into this
Agreement which are not specifically set forth in this Agreement.
10.Company Property.  You represent that you have or will return to the Company all property that belongs to the Company, including (without limitation) copies of documents that belong to the
Company and files stored on your computer(s) that contain information belonging to the
Company.  You acknowledge that all documents compiled by you or made available to you during the term of your employment with the Company concerning its business or customers is the
Company’s property, whether or not confidential, and have been returned by you to the Company.
Further, you also agree and affirm that you have disclosed to the Company all passwords necessary to enable the Company to access all information which you had password-protected on any of the Company’s computer equipment or on the Company’s computer networks or systems, to the fullest extent permitted by applicable law.
11.Construction and Severability.  You acknowledge and agree that, in interpreting this Agreement, there will be no presumption against the Company because it is its drafter. If any term of this
Agreement, with the exception of Paragraph 4, is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result.  In the event that Paragraph 4 is held to be illegal, unenforceable or void, then this Agreement shall be deemed null and void, and you agree to re-pay to the Company the consideration described in
Paragraph 2.

12.Choice of Law.  Except as otherwise provided under the Federal Arbitration Act (“FAA”) or other applicable federal law, this Agreement shall be governed by the laws of the State of California without reference to any state’s or country’s choice of law provisions to the contrary.
13.Supplemental Release. You acknowledge that you are not eligible to earn or receive any bonus, incentive compensation, or other consideration following the Employment End Date, other than as expressly set forth herein, including (without limitation) any annual cash bonus.  However, if you do not breach your obligations and commitments under this Agreement or the PIIA, and subject to your execution and non-revocation of a supplemental release agreement in a form acceptable to the Company and you on or after January 1, 2026, and provided that the supplemental release agreement becomes effective and irrevocable no later than sixty (60) days following January 1,
2026, the Company will pay you: (i) additional consideration in the total gross amount of
$200,000, an amount to which you are not otherwise entitled, less applicable deductions and withholdings, which will be payable to you in cash in a lump sum within thirty (30) days following the effective date of the supplemental release agreement; and (ii) if, at any time during the period commencing on the Employment End Date and ending on January 1, 2026 (or, if earlier, the date your services as an Strategic Advisor to the Company terminate in accordance with this Agreement), the closing price per share of the Company’s Class A Common Stock is at least $7.00 (the “Stock Price Hurdle”), then the 325,000 performance-based restricted stock units
(“PSUs”) in “Tranche 1” of the award of PSUs granted to you on March 13, 2025 will vest upon the effectiveness of the supplemental release agreement.  For the avoidance of doubt, (a) the
“Tranche 1” PSUs will not automatically be forfeited on the Employment End Date notwithstanding the termination of your employment; (b) each other unearned “Tranche” (as defined in the applicable PSU award agreement) of the PSUs will be forfeited on the Employment
End Date; and (c) if the Stock Price Hurdle is not achieved on or before January 1, 2026 (or, if earlier, the date your services as a Strategic Advisor to the Company terminate), the “Tranche 1”
PSUs will not vest and immediately will be forfeited on that date for no consideration.
14.Execution.  This Agreement may be executed in counterparts, each of which will be considered one and the same document, shall have the same force and effect as an original, and shall constitute an effective, binding agreement on the part of each of the undersigned. The parties agree that this Agreement may be executed and delivered by facsimile signature, portable document format, and/or any electronic signature complying with the U.S. federal ESIGN Act of 2000 and applicable state counterparts.
15.Non-Disparagement; Cooperation.  Except as otherwise expressly provided herein and to the fullest extent permitted by law, you shall not disparage the Company or any other Released Party, or any of their respective products or services, in any manner.  Further, you agree to furnish information and assistance as may reasonably be requested by the Company in connection with any investigations, claims, charges, or litigation in which the Company or any other Released
Party is, or may become involved.  Such information and assistance may include, but is not limited to, you making yourself available to be interviewed by counsel for the Company, providing truthful information to the Company and/or its counsel, and/or providing truthful testimony at a deposition, arbitration, trial, or other proceeding.  Such information and assistance shall be furnished at mutually agreeable times and, to the extent permitted by applicable law, the Company shall reimburse you for reasonable out of pocket expenses associated with such cooperation, subject to you providing satisfactory documentation of any expenses allegedly incurred.
16.Successors and Assigns.  This Agreement shall bind and shall inure to the benefit of the successors and assigns of each party to this Agreement. With respect to you, this Agreement shall also bind and inure to the benefit of your heirs and assigns.
17.Captions.  The parties to this Agreement understand and agree that any captions utilized in this Agreement are for convenience only, and do not operate to explain or limit the provisions of this Agreement.
18.Indemnification.  You agree to indemnify the Company and the Released Parties against any loss or liability whatsoever, including all court costs and attorneys’ fees, caused by any action or proceeding which is brought with respect to any claim released in this Agreement, except as otherwise provided under the
ADEA and/or the Older Workers Benefit Protection Act.
19.Arbitration.  You agree that any dispute or controversy between the parties in any way arising out of, related to, or connected with this Agreement, your employment with the Company, the termination of your employment with the Company, and/or your status as a Strategic Advisor, shall be resolved through final and binding arbitration in San Francisco, California, pursuant to the Employment Arbitration Rules and

Procedures of JAMS, Inc. (“JAMS”), available at www.jamsadr.com.  The arbitrator selected shall have the authority to grant either party or both all remedies otherwise available by law, including injunctions.  The arbitrator shall render an award and written opinion explaining the basis for the award.  The arbitral award shall be binding upon the parties.  Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction thereof.  The arbitration proceedings shall not be open to the public or any member of the media, and neither party to the arbitration nor the arbitrator shall be permitted to discuss or disclose information about the arbitration proceedings with any member of the media or on social media or any publicly-accessible website without the written consent of all parties, unless otherwise required by law or legal process.  Further, to the extent that the arbitration proceedings may involve the use, exchange, or discovery of trade secrets or proprietary, private and/or confidential information of any party, party-affiliate, or witness, the parties shall agree upon and enter into a reasonable stipulated protective order to protect the confidentiality of such materials and information, subject to the arbitrator’s approval.
Notwithstanding the foregoing, each of the parties may make such disclosures to their respective attorneys and tax advisors without any written consent of the other.  Moreover, either party may disclose the existence and results of any arbitration in a proceeding to enforce or challenge an arbitral award.  The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees, in accordance with applicable law.  Provided however, the Company shall pay for all costs which are unique to the arbitration process, if required by applicable law and/or JAMS’s rules (including any minimum standards).  The parties acknowledge that by agreeing to arbitration pursuant to this section, they are waiving their right to a judicial forum and to a trial by jury.  Notwithstanding the foregoing, either party may seek emergency, temporary, and/or preliminary injunctive relief from a court of competent jurisdiction, in aid of arbitration; any final hearing or determination on the merits shall be heard and decided by the arbitrator and not a court.
Please indicate your agreement with the above terms by signing below.
Very truly yours,
Blend Labs, Inc.
By: /s/ Nima Ghamsari

Nima Ghamsari
Head of Blend (Chief Executive Officer)

This Agreement will not be effective or valid if you sign it before the Employment End Date.
I have read this Agreement, and I understand its legal and binding effect.  I am acting voluntarily, deliberately, and of my own free will in executing this Agreement, and have all of the information needed to make an informed decision to sign this Agreement. I have been given notice of and an opportunity to retain and consult with an attorney or my own prior to executing this Agreement, and I have been given an opportunity to ask questions that I might have about this Agreement. I understand that I cannot pursue any of the claims and rights that I have waived in this Agreement at any time in the future, except as otherwise set forth in this Agreement.
/s/ Amir Jafari____
Signature of Amir Jafari
Dated:  October 5, 2025